Exhibit 21.1


                                  Jurisdiction              Percentage Owned
    Subsidiaries                of Incorporation              by Registrant
    ------------                ----------------            ----------------

  Cardiosonix Ltd.                   Israel                       100%
Cira Biosciences, Inc.            Delaware, USA                   90%